UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 14, 2016
(Date of earliest event reported)

Morgan Stanley Bank of America Merrill Lynch Trust 2016-C31
(Central Index Key Number 0001687031)
(Exact name of issuing entity)

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)
Bank of America, National Association
(Central Index Key Number 0001102113)
UBS AG
(Central Index Key Number 0001685185)
KeyBank National Association
(Central Index Key Number 0001089877)
Starwood Mortgage Funding III LLC
(Central Index Key Number 0001682532) (Exact name of sponsor as specified in its charter)

Banc of America Merrill Lynch Commercial Mortgage Inc.
(Central Index Key Number 0001005007)
(Exact name of registrant as specified in its charter)

Delaware	333-206847-03	56-1950039
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
One Bryant Park
New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code      646-855-3953

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 14, 2016, Banc of America Merrill Lynch Commercial Mortgage Inc. (the “Registrant”) caused the issuance, pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2016 (the “Pooling and Servicing Agreement”), among the Registrant, as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer, of Morgan Stanley Bank of America Merrill Lynch Trust 2016-C31, Commercial Mortgage Pass-Through Certificates, Series 2016-C31 (the “Certificates”).  The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (collectively, the “Publicly Offered Certificates”) were sold to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC, KeyBanc Capital Markets Inc. and Drexel Hamilton, LLC, as underwriters (collectively, in such capacities, the “Underwriters”), pursuant to an Underwriting Agreement, dated as of October 25, 2016, among the Registrant, Bank of America, National Association (“BANA”) and the Underwriters.

On November 14, 2016, the Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G and Class R Certificates (collectively, the “Privately Offered Certificates”) were sold to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC, KeyBanc Capital Markets Inc. and Drexel Hamilton, LLC, as initial purchasers (collectively, in such capacities, the “Initial Purchasers”), pursuant to a Certificate Purchase Agreement, dated as of October 25, 2016, among the Registrant, BANA and the Initial Purchasers.  The Privately Offered Certificates were sold in transactions exempt from registration under the Securities Act of 1933, as amended.

The Certificates represent, in the aggregate, the entire beneficial ownership in Morgan Stanley Bank of America Merrill Lynch Trust 2016-C31, a common law trust fund formed on November 14, 2016 under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Issuing Entity’s primary assets are sixty (60) fixed rate mortgage loans (the “Mortgage Loans”) secured by first liens on one-hundred and one (101) commercial, multifamily and manufactured housing community properties. The net proceeds of the sale of the Certificates were applied to the purchase of the Mortgage Loans by the Registrant from Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, KeyBank National Association and Starwood Mortgage Funding III LLC.

On November 14, 2016, the Registrant sold all of the Publicly Offered Certificates, having an aggregate certificate principal amount of $822,123,000.00. The net proceeds of the offering to the Registrant of the issuance of the Publicly Offered Certificates, after deducting expenses payable by the Registrant of $4,926,836.50, were approximately $906,852,380. Of the expenses paid by the Registrant, $403,498.50 were paid to or for the Underwriters and $4,523,338.00 were other expenses. All of the foregoing expense amounts are the Depositor’s reasonable estimates of such expenses. No underwriting discounts and commissions or finder’s fees were paid by the Registrant; the Publicly Offered Certificates were offered by the Underwriters for sale to the public in negotiated transactions or otherwise at varying prices determined at the time of sale.

Further information regarding such sales has been previously provided on the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission (Filing

Date: November 14, 2016) (including, as to the price per class of Publicly Offered Certificates, on Schedule I to the Underwriting Agreement filed as an exhibit thereto) and in the Prospectus, dated October 27, 2016 and as filed with the Securities and Exchange Commission on November 14, 2016. The related registration statement (file no. 333-206847) was originally declared effective on December 14, 2015.

In connection with the issuance and sale to the Underwriters of the Publicly Offered Certificates, a legal opinion was rendered related to the validity of, and certain federal income tax considerations relating to, the Publicly Offered Certificates, which legal opinion is attached as an exhibit to this report.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit No.	Description
Exhibit 5	Legality Opinion of Cadwalader, Wickersham & Taft LLP, dated November 14, 2016.
Exhibit 8	Tax Opinion of Cadwalader, Wickersham & Taft LLP, dated November 14, 2016 (included as part of Exhibit 5).
Exhibit 23	Consent of Cadwalader, Wickersham & Taft LLP (included as part of Exhibit 5).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2016	BANC OF AMERICA MERRILL LYNCH
COMMERCIAL MORTGAGE INC.
(Registrant)

By: /s/ Leland F. Bunch, III
Name: Leland F. Bunch, III
Title: Chief Executive Officer & President

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)
5	Legality Opinion of Cadwalader, Wickersham & Taft LLP, dated November 14, 2016.	(E)
8	Tax Opinion of Cadwalader, Wickersham & Taft LLP, dated November 14, 2016 (included as part of Exhibit 5).	(E)
23	Consent of Cadwalader, Wickersham & Taft LLP (included as part of Exhibit 5).	(E)